Exhibit 8.1

Jones & Keller, P.C.
1999 Broadway, Suite 3150
Denver, Colorado 80202
Telephone: (303) 573-1600

December 29, 2014

Yuma Energy, Inc.
1177 West Loop South, Suite 1825
Houston, Texas 77027

Re:           Issuance of Securities of Yuma Energy, Inc.

Ladies and Gentlemen:

We have acted as counsel to Yuma Energy, Inc., a California corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (Registration No.: 333-192094) (the “Registration Statement”), including the prospectus, dated November 21, 2013 (the “Base Prospectus”), as supplemented by the prospectus supplement, dated December 19, 2014 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”), as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of up to 892,261 shares (the “Shares”) of the Company’s 9.25% Series A Cumulative Redeemable Preferred stock, no par value per share (the “Preferred Stock”). In connection therewith, we have participated in the preparation of the discussion (the “Discussion”) set forth under the caption “Material U.S. Federal Income Tax Consequences” in the Prospectus Supplement.

Subject to the assumptions, qualifications and limitations set forth in the Discussion, we are of the opinion that the statements of legal conclusions contained in the Discussion, insofar as they purport to constitute statements of U.S. federal tax law and regulations or legal conclusions with respect thereto, are accurate in all material respects as of the date of the Prospectus Supplement.

In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of the statements, covenants and representations contained in (i) the Registration Statement, (ii) the Prospectus Supplement, (iii) such other documents, certificates, and records we have deemed necessary or appropriate as a basis for the opinion set forth herein, and (iv) other information provided to us by the Company.

We hereby consent to the filing of this opinion of counsel with the Commission, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus Supplement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Jones & Keller, P.C.
JONES & KELLER, P.C.